                                                                   EXHIBIT 10.20

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                          VIRTUAL MACHINE WORKS, INC.
                           PATENT LICENSE AGREEMENT


                                  (EXCLUSIVE)


                            DATE: DECEMBER 22, 1993


                      [*]CONFIDENTIAL TREATMENT REQUESTED

                     MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                          VIRTUAL MACHINE WORKS, INC.

                               PATENT AGREEMENT

     This Agreement is made and entered into this 22st day of December, 1993, (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and VIRTUAL MACHINE WORKS, INC. a corporation duly organized under the laws of the State of Delaware and having its principal office at 66 Griffin Road, Framingham, Massachusetts 01701 (hereinafter referred to as (LICENSEE").

                                  WITNESSETH
                                  ----------

     WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 6223 "Virtual Wires" by Ananr
                                    ----
Agarwal, Jonathan Babb, and Russell Tessier and has the right to grant licenses under said PATENT RIGHTS, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government.

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder.

     WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE is experienced in the design and development of products similar to the LICENSED PRODUCT(s) (as later defined herein) and/or the use of the LICENSED PROCESS(es) (as later defined herein) and that it shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, LICENSEE desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

[*]CONFIDENTIAL TREATMENT REQUESTED

                                1 - DEFINITIONS
                                ---------------

     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "LICENSEE" shall include a related company of VIRTUAL MACHINE WORKS, INC., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by VIRTUAL MACHINE WORKS, INC., an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of VIRTUAL MACHINE WORKS, INC. and an organization, the majority ownership of which is directly or indirectly common to the ownership of VIRTUAL MACHINE WORKS, INC.

     1.2 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:


        a. the United States and foreign patents and/or patent applications listed in Appendices A and B;

        b. United States and foreign patents issued from the applications listed in Appendices A and B and from divisionals and continuations of these applications.

        c. claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendices A and B;

        d. claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents.

        e. any reissues of United States and foreign patents described in a, b or c above.

     1.3 "OTHER PROPRIETARY RIGHTS" shall mean (a) copyrights, trademarks, and mask works relating to M.I.T. Case no. 6223 "Virtual Wires" by Anant Agarwal,
                                       ----
Jonathon Babb, and Russell Tessier, and (b) any improvements on the rights described in clause (a) of this paragraph and with respect to the PATENTS RIGHTS provided these improvements are (1) dominated by the PATENT RIGHTS, (2) arising from work in Anant Agarwal's laboratory at M.I.T., (3) reported to the M.I.T. Technology Licensing Office within four (4) years of the Effective Date, and (4) identified and requested by the LICENSEE within five (5) years of the Effective Date. Any OTHER PROPRIETARY RIGHTS granted to LICENSEE shall be nonexclusive and subject to any third party rights that have been granted prior to the time of LICENSEE's request for these rights.

     1.4  A "LICENSED PRODUCT" shall mean any product or part thereof which:

        a. is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS or OTHER PROPRIETARY RIGHTS in the country in which any such product or part thereof is made, used or sold; or

[*]CONFIDENTIAL TREATMENT REQUESTED

     2.11 LICENSEE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of M.I.T. Such permission will not be unreasonably withheld.

     2.12 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology nor specifically set forth in Appendices A and B hereof.

                                3-DUE DILIGENCE
                                ---------------

     3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploitation of the PATENT RIGHTS and to continue active, diligent marketing efforts for one or more LICENSED PRODUCTS or LICENSED PROCESSES throughout the life of this Agreement.

     3.2  In addition, LICENSEE shall adhere to the following milestones:

          a. LICENSEE shall deliver to M.I.T. on or before December 31, 1993, a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES and shall provide similar reports to M.I.T. on or before December 31 of each year.

          b. LICENSEE shall develop a working model on or before July 1, 1994 and permit an in-plant inspection by M.I.T. on or before July 1, 1994 and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least Twelve (12) months between each such inspection.

          c. LICENSEE shall make NET SALES according to the following schedule:

               1995                           _________________

               1996                           _________________

               1997 and each year thereafter  _________________

     3.3  LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above shall be grounds for M.I.T. to terminate this Agreement pursuant to Paragraph 13.3 hereof.

                                 4 - ROYALTIES
                                 -------------

     4.1 For the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided to the end of the term of the PATENT RIGHTS or until this Agreement shall be terminated:

          a. Running Royalties in an amount equal to _______ percent (_______%) of NET SALES of the LICENSED PRODUCTS and LICENSED PROCESSES used, leased or sold by and/or for LICENSEE and/or its sublicensees.

[*] CONFIDENTIAL TREATMENT REQUESTED

          b. In addition to Running Royalties, __________ Percent (________%) of any other payments, including, but not limited to, sublicense issue fees, received from sublicensees in consideration for the LICENSED PRODUCTS and LICENSED PROCESSES.

          c. Shares of common stock of LICENSEE for at least _____________ Percent (______%) of the total outstanding common and preferred shares of LICENSEE issued to founders and/or reserved by LICENSEE for key employees. (M.I.T. and LICENSEE anticipate that this percentage will be diluted to approximately ______ percent (_____%) of the outstanding shares as a result of equity investment of approximately _____________________ Dollars _______________.

     4.2 All payments due hereunder shall be paid in full, without deduction of taxes or other fees which may be imposed by any government and which shall be paid by LICENSEE.

     4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

     4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or as such other place as M.I.T. may reasonable designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                            5 - REPORTS AND RECORDS
                            -----------------------

     5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain to the inspection of M.I.T. or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to M.I.T.'s detriment, LICENSEE agrees to pay the full cost of such inspection.

     5.2 Before the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall submit the reports due under Paragraph 3.2(a) on December 31 of each year. After the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, LICENSEE, within sixty (60) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to M.I.T. true and accurate reports, giving such particulars of the business

[*] CONFIDENTIAL TREATMENT REQUESTED
conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          a. number of LICENSED PRODUCTS manufactured and sold by LICENSEE and all sublicensees;

          b. total billings for LICENSED PRODUCTS sold by LICENSEE and all sublicensees;

          c. deductions applicable as provided in Paragraph 1.5;

          d. royalties due on additional payments from sublicensees under Paragraph 4.1(b);

          e. total royalties due; and

          f. names and addresses of all sublicensees of LICENSEE; and

          g. number of common and preferred shares outstanding; and

          h. total number of dollars invested in LICENSEE.

     5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

     5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance sheet and an Operating Statement.

     5.5  The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate _____ percent (_____%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                            6 - PATENT PROSECUTION
                            ----------------------

     6.1 M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States listed in Appendix A hereto. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance.

     6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement. LICENSEE shall be required to reimburse

[*] CONFIDENTIAL TREATMENT REQUESTED

M.I.T. for all such fees and costs incurred before the Effective Date of this Agreement from the first round financing, but not later than July 1, 1995. LICENSEE shall reimburse M.I.T. for all fees and costs related to filing, prosecution, and maintenance of the PATENT RIGHTS and OTHER PROPRIETARY RIGHTS licensed in accordance with Paragraph 2.2 of this Agreement incurred during the effective period of this Agreement as these costs are incurred.

     6.3 M.I.T. will consult with LICENSEE before seeking any foreign patent protection. If LICENSEE wants M.I.T. to seek such protection, M.I.T. shall apply for that protection and LICENSEE shall reimburse M.I.T. for all fees and costs as they are incurred.

                               7 - INFRINGEMENT
                               ----------------

     7.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

     7.2 During the term of this Agreement LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements in the FIELD OF USE of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as a party plaintiff in any such suit without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE. LICENSEE may, however, withhold up to _______ percent (_______%) of the payments otherwise thereafter due M.I.T. under Article 4 hereunder and apply the same toward reimbursement of up to half of LICENSEEs expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided equally between LICENSEE and M.I.T. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld. LICENSEE shall indemnify M.I.T. against any order for costs that may be made against M.I.T. in such proceedings.

     7.3 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer for the FIELD OF USE, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS for the FIELD OF USE, and M.I.T. may, for such purposes, use the name of LICENSEE as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement

[*] CONFIDENTIAL TREATMENT REQUESTED
action commenced or defended solely by M.I.T. shall be borne by M.I.T., and M.I.T. shall keep any recovery or damages for past infringement derived therefrom.

     7.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

     7.5 In any infringement suit as either party may instititute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

     7.6 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the PATENT RIGHTS. Any upfront fees as part of such a sublicense shall be shared equally between LICENSEE and M.I.T.; other royalties shall be treated per
Article 4.

                             8 - PRODUCT LIABILITY
                             ---------------------

     8.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder.

     8.2 LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T. with respect to events covered by Paragraph 8.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty
(30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than ____________ Dollars ($____________) per occurrence with an aggregate of
___________ Dollars ($___________) for personal injury or death, and _______ Dollars ($___________) per occurrence with an aggregate of __________ Dollars ($___________) for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same.

[*] CONFIDENTIAL TREATMENT REQUESTED

                                  APPENDIX A

UNITED STATES PATENT RIGHTS

M.I.T. Case No. 6223
Title "Virtual Wires"
U.S.S.N. 0425,151
By Anant Agarwal, Jonathan Babb, and Russell Tessier
Filed on April 2, 1993

[*] CONFIDENTIAL TREATMENT REQUESTED

                                  APPENDIX B

Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

For M.I.T. Case No. 6223
                    ----
     Europe
     Canada
     Japan

[*] CONFIDENTIAL TREATMENT REQUESTED

                                      -16-